                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                                       )
                                             )        Case No.  04-67597
INTERMET CORPORATION et al.,                 )        Chapter 11
                                             )        (Jointly Administered)
                                             )
                           Debtors.          )        Honorable Marci B. McIvor
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                     DEBTORS' MOTION FOR AUTHORITY TO ASSUME
                       EXECUTORY CUSTOMER SUPPLY CONTRACTS

         Intermet Corporation, and its affiliated debtors(1) (collectively, the "Debtors" or "Intermet"), by and through their attorneys Foley & Lardner LLP and Carson Fischer, PLC, hereby move for entry of an order authorizing the Debtors to assume certain executory customer supply contracts with the customers identified on Exhibit B hereto (the "Motion"). In support of this Motion, the Debtors state as follows:
                                  INTRODUCTION

         1. The Debtors constitute one of the largest independent producers of ductile iron, aluminum, magnesium and zinc castings in the world. Intermet also provides machining and tooling services and products related to its casting business, along with a range of other products and services for the automotive and industrial markets. Intermet specializes in the design and manufacture of highly engineered, cast automotive components for the global light truck, passenger car, light vehicle and heavy-duty vehicle markets. For the fiscal year ended December 31, 2003, Intermet had sales from continuing operations of approximately $731 million.

--------
         1 The Debtors are Intermet Corporation, Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Intermet U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg



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         2. Intermet directly and indirectly provides products and services to every major North American automotive original equipment manufacturer ("OEM"), several major European and Japanese OEMs, and several leading suppliers to the OEMs (also known as "Tier 1" or "Tier 2" suppliers). Ten of the Debtors' customers, listed on Exhibit B hereto, make up nearly 80% of the Debtors' North American business and are considered major customers (the "Customers").

         3. As part of their business of supplying their Customers, the Debtors are parties to numerous pre-petition contracts with their Customers (the "Contracts").

                            CUSTOMER SUPPLY CONTRACTS

         4. The Contracts take many different forms, including purchase orders (the "Purchase Orders"), releases and various other documents pursuant to which Intermet supplies component parts to its Customers. Purchase Orders tend to include various terms and conditions, such as pricing, but often lack any reference to specific supply quantities. Instead, the Customer electronically issues a schedule of releases on a weekly or monthly basis, that sets forth the volumes for production (the "Releases").

         5. Based upon these Releases, the Debtors schedule production, manufacture and ship parts to their Customers. In some cases, a Purchase Order will purport to be a requirements contract referencing a specific percentage of requirements to be produced by Intermet. In most cases, regardless of the existence and nature of a Purchase Order, the specific quantity ordered by the Customer is specified by the issuance of Releases.


         6. Some of the Contracts are for a definite duration with expiration dates as early as December 31, 2004. Some of the Contracts are for a definite duration, but automatically renew


--------------------------------------------------------------------------------
Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company, and Wagner Havana, Inc., as debtors and debtors-in-possession.



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for an additional period unless notice of non-renewal is provided. Some of the
Contracts do not have a defined expiration or renewal date. In some cases, the Customers have the right to terminate the Contract.

                  PROCEDURAL HISTORY AND CUSTOMER NEGOTIATIONS

         7. In connection with these bankruptcy cases, the Debtors began the lengthy process of reviewing all of their supply contracts in order to analyze the benefits and burdens of each and to perform an assumption/rejection analysis in accordance with 11 U.S.C. Section 365. Through this process, the Debtors originally determined that, absent specific changes, certain of the Contracts were burdensome to the Debtors' estate because the terms did not permit the Debtors to generate sufficient profit and cash flow from their main business source -- the manufacture and supply of component parts.

         8. This determination was based, in large part on the fact that (a) the price of raw materials, including scrap steel, one of Intermet's primary raw materials, has risen substantially since Intermet began producing the component parts under the existing Contracts, and such Contracts either did not allow, or were inadequate or not timely in allowing, Intermet to pass such cost increases through to such Customer, (b) in some cases, pricing for certain of the component parts under certain Contracts was well below market and/or the cost to produce such parts did not provide adequate profit margin, (c) the timing of payments under certain Contracts was too slow, in light of the cash flow needs of Intermet, and (d) certain Customers pursuant to certain of the Contracts have required pricing give-backs or reductions for 2005, which were onerous to Intermet under the circumstances.

         9. Furthermore, given the Debtors' large losses, the Debtors were not able to find a lender willing to provide debtor-in-possession financing absent a commitment by the Debtors to obtain concessions from the Debtors' Customers on renegotiated contract terms acceptable to the

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DIP lenders. In fact, the failure to obtain agreements with the Customers comprising at least 75% of the Debtors' gross sales by December 31, 2004, in form and substance satisfactory to the lenders, is a default under the Debtors' DIP Credit Agreement, which default would limit funding and create an acceleration of all indebtedness due thereunder 90 days after December 31, 2004.(2)

         10. As a result of the Debtors' review of the Contracts and the terms of their financing, the Debtors (1) began negotiations with their Customers to modify the terms of the Contracts in such a way so as to relieve or extinguish the burden on the estate, and (2) on November 17, 2004, filed a Motion for Authority to Reject Executory Customer Supply Contracts (the "Rejection Motion") with the Customers(3). Even after filing the Rejection Motion, the Debtors continued the negotiations with their Customers in an effort to modify the Contracts such that rejection would not be necessary.

         11. Certain of the Customers joined together to object to the Motion and on December 6, 2004 these Customers (the "Responding Customers") filed a Response in Opposition to Debtors' Motion to Reject Customer Contracts (the "Response"). This Court scheduled a hearing to consider the Rejection Motion and the Response for December 20, 2004. Because the Debtors were engaged in such productive discussions by such date and had achieved many agreements, in writing or in principle, such hearing was adjourned in order to allow the Debtors and the Customers to continue negotiations or finalize written agreements.



--------
         2 In light of the fact that all agreements have been obtained and to account for the DIP lenders need to review the same, the Debtors recently secured an extension of this deadline to January 14, 2005. A motion has been filed with the Court to approve this amendment to the DIP Credit Agreement.

         3 All of the Customers on Exhibit B and Motorola Americas, Inc. The Rejection Motion was withdrawn with Motorola Americas, Inc. ("Motorola") on December 10, 2004 because the Debtors had already reached a written agreement with Motorola. Because that agreement took the form of an amendment to the applicable



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         12. The Debtors and the Customers have reached agreements to amend the
Contracts in a manner that is acceptable to the Debtors (the "Agreements"). These Agreements have taken the form of Amendments to the Contracts (the Contracts as amended, the "Amended Contracts").

         13. Substantially all of the Amended Contracts require assumption of the Amended Contracts. Thus, the Debtors have filed this Motion to assume the Amended Contracts. The Debtors intend to withdraw the Rejection Motion at such time and to the extent that the assumption of the Amended Contracts is approved by this Court.

                      THE AMENDED CUSTOMER SUPPLY CONTRACTS

         14. The Amended Contracts are the product of arms length negotiations and are beneficial to the estate. The Debtors believe that performance under the Amended Contracts will enhance the Debtors' profitability and generate positive cash flow.

         15. While each of the Amended Contracts is different, many of Amended Contracts include terms such as:

             a. steel surcharge adjustments that, in the Debtors' business judgment, more accurately reflect the Debtors' cost of steel;(4)

             b.   Accelerated payment terms;

             c.   The prompt payment of outstanding accounts receivable;(5)

             d.   Waiver of cost reductions; and

             e.   Adjustments of part pricing.



--------------------------------------------------------------------------------
purchase orders, was executed in the ordinary course of business and did not require assumption, the amended Motorola Contracts are not a part of this Motion.
        4 This term was included in all but one of the Amended Contracts which already had an adequate steel surcharge arrangement.
        5 Only one of the Amended Contracts holds the Customer to its original payment terms and does not accelerate such terms.





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         16. Some uncommon terms found in some of the Amended Contracts are:

             a.   A release of possible antitrust violations;

             b.   Certain provisions providing relief from the automatic stay;

             c. A reservation of the right to reject specific Purchase Orders if certain conditions are not met; and

             d. The stipulation to reject one specific Contract, without damages for rejection, with the agreement by the Debtors to continue production of the part subject to such contracts on acceptable pricing terms for a period termination upon 30 days prior written notice after April 30, 2005.

         17. Due to the sensitive nature of the Amended Contracts, most contain a confidentiality clause which prevents the Debtors from disclosing the terms to other Customers or the public. Even if not included in the Amended Contract, substantially all of the Customers requested confidentiality due to the sensitivity of the pricing information contained in the Amended Contracts. Concurrently herewith, the Debtors are filing a motion seeking authority to file the Agreements under seal. Filing the Agreements under seal will allow the Court to review the Agreements and analyze the specific modifications to the Contracts for the purposes of this Motion. Furthermore, the Debtors have provided copies of the Agreements to the retained professionals of the Unsecured Creditors' Committee and the lenders with the agreement and understanding that they may disseminate the information to members who have signed confidentiality agreements.

         18. The Debtors submit that the information supplied herein, and the information available to the Committee and the lenders, provides interested parties sufficient information to



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make an informed decision on the Debtors' Motion sufficient to meet the standard for assumption under 11 U.S.C. Section 365.

         19. The Debtors' request authority to assume the Amended Contracts pursuant to 11 U.S.C. Section 365.

                           BASIS FOR RELIEF REQUESTED

         20. Section 365(a) of the Bankruptcy Code provides authority for assumption of Amended Contracts:


             Except as provided in sections 765 and 766 of this title and in subsections (b), (c) and (d) of this section, the trustee, subject to the court's approval, may assume or reject any executory contract or unexpired lease of the debtor.

11 U.S.C. Section 365(a); see also, In re Miller, 282 F.3d 874, 876 (6th Cir.
2001); City of Covington v. Covington Landing Ltd. Partnership, 71 F.3d 1221, 1226 (6th Cir. 1995).


         21. The Debtors may assume the Amended Contracts if they are executory contracts and if the Court approves the assumption. Bankruptcy Court approval is conditioned upon a showing that the debtor is using appropriate business judgment in assuming the contract. NLRB v. Bildisco & Bildisclo, 465 U.S. 513, 523 (1984); In re SIS Corp., 108 B.R. 608, 610 (Bankr. N.D. Ohio (1989)(the test usually applied to a debtor's decision to assume an executory tooling contract is the business judgment rule); Phar-Mor Inc. v. Strouss Bldg., 203 B.R. 948, 951-952 (Bankr. N.D. Ohio 1997).

EXECUTORY CONTRACTS.

         22. The classic definition of an executory contract is that of Professor Vern Countryman:

             A contract [is executory if it is one] under which the obligations of both the bankrupt and the other party to the contract are so far unperformed that the failure of either to complete performance



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             would constitute a material breach excusing the performance of the other.

In re Jolly, 574 F.2d at 350-351 (quoting Countryman, Executory Contracts in
Bankruptcy: Part I, 57 Minn. L. Rev. 439, 460 (1973)).

         23. The Court of Appeals for the Sixth Circuit approves of the Countryman definition, but also employs a "functional approach" to this issue:

             The key in deciphering the meaning of the executory contract rejection provisions is to work backward, proceeding from an examination of the purposes rejection is expected to accomplish. If those objectives have already been accomplished, or if they can't be accomplished through rejection, then the contract is not executory within the meaning of the Bankruptcy Act.

In re Jolly, 574 F.2d at 351.

         24. This "functional approach" gives a trustee with an executory contract a choice of rejection or assumption, whichever would be of the greatest benefit to the estate. Id. "The functional approach is a result-oriented process, which looks first to the relative benefits and burdens to the estate of assumption or rejection, and then reasons backward to a determination of the executory nature of the contract in question." Huntington National Bank v. Alix (In re Cardinal Industries), 146 B.R. 720, 728 (Bankr. S.D. Ohio 1992).

         25. [I]n determining whether or not an agreement is executory, a bankruptcy court, at least in this circuit, must consider the applicability of both the functional approach and the Countryman definition." Cardinal Industries, Inc., 146 B.R. at 729 n.7 (internal quotations and citations omitted). See also, In re DMR Fin. Servs., 274 B.R. 465 (Bankr. E.D. Mich.
2002)(applying both the Countryman and functional tests.).

         26. When application of the Countryman and functional tests leave the Court in doubt, executory contracts may also be identified by reference to the goals of 11 U.S.C. Section 365:



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(1) taking advantage of contracts which will benefit the estate; (2) relieving the estate of burdensome contracts; (3) promoting the debtor's fresh start; (4) permitting the allowance and determination of claims; and (5) preventing parties from remaining "in doubt concerning their status vis-a-vis the estate." Huntington National Bank Co. v. Alix (In re Cardinal Industries, Inc.), 146 B.R. 720 (Bankr. S.D. Ohio 1992)(citing In re Monument Record Corp., 61 B.R. 866, 868 (Bankr. M.D. Tenn. 1986); Chattanooga Memorial Park v. Still (In re Jolly), 574 F.2d 349 (6th Cir. 1978).

THE BUSINESS JUDGMENT STANDARD.

         27. Debtors may assume or reject executory contracts in the exercise of their sound business judgment. See e.g., Phar-Mor Inc. v. Strouss Bldg., 203 B.R. 948, 951-952 (Bankr. N.D. Ohio 1997)("Whether an executory contract is `favorable' or `unfavorable' is left to the sound business judgment of the debtor . . . Courts should generally defer to a debtor's decision whether to reject an executory contract."); In re Federated Department Stores, Inc., 1990 Bankr. LEXIS 706, at *3 - *4 (Bankr. S.D. Ohio 1990)(the "business judgment rule affords the debtor `wide latitude' in determining whether rejection will benefit the estate . . . [T]he debtor's sound business judgment enjoys a presumption of correctness unless it can be shown to be `manifestly unreasonable.'" (citations omitted)).

         28. By allowing debtors to retain favorable contracts through the power of assumption, section 365(a) thus advances one of the Bankruptcy Code's central purposes, the maximization of the value of the bankruptcy estate for the benefit of creditors." Matter of Midway Airlines, Inc., 6 F.3d 492, 494 (7th Cir.
1993)(citing In re L & S Industries, Inc., 122 B.R. 987, 993 (Bankr. N.D. Ill.
1991), aff'd sub nom. Williams v. Stefan, 133 B.R. 119 (N.D. 1991) aff'd, 989 F.2d 929 (7th Cir. 1993)).



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                                   DISCUSSION

THE AMENDED CONTRACTS ARE EXECUTORY.

         29. Applying either the functional approach or the Countryman Definition in these cases, the Amended Contracts are executory, and this Court should authorize the Debtors' assumption of the Amended Contracts. Significant performance obligations remain for both the Debtors and the Customers such that failure to perform by either would constitute a material breach, satisfying the Countryman definition. The Debtors are obligated to manufacture and supply certain parts according to the terms and conditions of the Amended Contracts and the Customers are obligated to purchase those parts. Clearly a material failure to perform by either party would be a material breach of the Amended Contracts.

 ASSUMPTION OF THE AMENDED CONTRACTS SATISFIES THE BUSINESS JUDGMENT STANDARD.

         30. Assumption of the Amended Contracts will benefit the estate by securing for the estate the benefits negotiated by the Debtors.

         31. One of the reasons for the filing of these bankruptcy cases was the inability of the Debtors to generate sufficient profit and cash flow with the Contracts in the form they existed pre-petition. As part of the filing and their reorganization, the Debtors analyzed the customer supply contracts to pinpoint the problems and thereby determined that the pass through of steel costs, pricing and payment terms were issues that needed to be corrected in order for the Debtors to reorganize their business.

         32. By negotiating new or modified terms that are memorialized in the Amended Contracts, the Debtors believe that they have secured contracts with their Customers that will provide benefit to the estate and provide the basis for the Debtors' reorganization. In fact, the


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success of these negotiations and the modification of the Contracts was and still is key to the Debtors' reorganization efforts.

         33. The Debtors' extensive negotiations with the Customers resulted in Amended Contracts which provide the Debtors with favorable terms for the sale of their products. The steel surcharge adjustments are designed to allow the Debtors to more fully capture the rising cost of steel for the life of the Amended Contracts such that rising cost of steel does not erode the profitability of the Amended Contracts.

         34. The Debtors also secured, in some cases, pricing adjustments on certain parts and a waiver of the Customers' scheduled price reductions for 2005.

         35. These concessions were critical to the Debtors' ability to continue producing under the Contracts with the Customers which make up approximately 80% of the Debtors' business.

         36. As long as assumption of a lease or executory contract appears to enhance a debtor's estate, court approval of a debtor-in-possession's decision to assume the lease or executory contracts should only be withheld if the debtor's judgment is clearly erroneous, too speculative, or contrary to the provisions of the Bankruptcy Code. See Richmond Leasing Co. v. Capital Bank, N.A., 762 F.2d 1303 (5th Cir. 1985). Furthermore, the court should not withhold approval of the debtor's assumption of a lease or executory contract that the debtor determined to be in its best interests on the basis of second guessing the debtor's judgment. Allied Technology, Inc. v. R.B. Bruenmann & Sons, Inc., (Matter of Allied Technology, Inc.), 25 B.R. 484, 495 (Bankr. S.D. Ohio 1982). As set forth above, assumption of the Amended Contracts enhance the estate and should be authorized by the Court.



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         37. The fact that the Amended Contracts are the result of modifications agreed to post-petition does not alter the analysis under Section 365 or change the result. The facts of Richmond Leasing are similar to the facts in this case. The debtor sought to assume a lease which was amended post-petition by agreement of the parties to provide more favorable terms to the debtor. Richmond Leasing, 762 F.2d at 1310. The debtor's lenders objected arguing that the debtor was only able to assume the lease as it existed as of the petition date and the debtor could not be afforded any greater or lesser rights under Section 365. Id. The Fifth Circuit Court of Appeals rejected this argument and held that because both parties to the lease agreed to the amendment, Section 365 does not prohibit the amendment. Id. Instead, Section 365 prevents parties from forcing new terms on the other party to the other agreement. Id. Furthermore, the court held that negotiations resulting in modifications of contracts fall outside the scope of
Section 365. Id. Instead Sections 1107 and 1108 authorize the debtor to operate the business of the debtor. Id. In addition, there is no requirement under
Section 365 that assumed contracts be solely Prepetition contracts. Rather, provided that the contract is executory, it may be assumed by the Debtor. The debtor-in-possession, "subject to the court's approval, may assume or reject any executory contract or unexpired lease of the debtor." 11 U.S.C. Section 365(a)
(2004).

         38. As in Richmond Leasing, the Debtors' should be authorized to assume the Amended Contracts because they will enhance the estate. Furthermore, all parties to the Contracts agreed to the modifications as set forth in the Agreements.

         39. In their sound business judgment, the Debtors have determined that the best interests of the bankruptcy estates and their creditors will be served by the assumption of the Amended Contracts identified herein.



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                                     NOTICE

         40. Notice of this Motion has been or will be furnished to each of the Customers listed on Exhibit B and in accordance with the Limited Notice Procedures Order. The Debtors submit that given the nature of the relief requested herein, no other or further notice is necessary.

         WHEREFORE, the Debtors respectfully request that the Court enter an order, substantially in the form attached hereto as Exhibit A, (i) authorizing the Debtors' to assume the Amended Contracts identified on Exhibit B, and (ii) granting such other and further relief as the Court may deem just and proper.

                             Respectfully submitted,

                             INTERMET CORPORATION, et al, as
                             Debtors-In-Possession

                             By: /s/ John A. Simon
                                 --------------------------------
                                   One of their Attorneys
                                 Judy A. O'Neill (P32142)
                                 William J. McKenna (Pro Hac Vice)
                                 Laura J. Eisele (P42949)
                                 Ann Marie Uetz (P48922)
                                 John A. Simon (P61866)
                                 FOLEY & LARDNER LLP
                                 500 Woodward Avenue, Suite 2700
                                 Detroit, MI 48226
                                 313.234.7100
                                 Attorneys for Debtors with
                                 respect to Customers:
                             DaimlerChrysler Corporation, Ford
                             Motor Company, Honda of America
                             Manufacturing, Inc., (and its
                             affiliates Honda Manufacturing of
                             Alabama, LLC, Honda Canada and Honda
                             Transmission Manufacturing, Inc.), and
                             Visteon Corporation.

                                          CARSON FISCHER, PLC

                                          By: /s/ Lawrence A. Lichtman
                                              ---------------------------
                                              Robert A. Weisberg  (P26698)
                                              Lawrence A. Lichtman  (P35403)
                                              300 E. Maple Road, 3rd Floor
                                              Birmingham, MI  48009



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                                              248.644.4840
                                                  Attorneys for Debtors with
                                              respect to Customers: General
                                              Motors Corporation, American Axle
                                              & Manufacturing, Inc., SMW
                                              Automotive Corporation (and its
                                              affiliate Automotive Corporation,
                                              Inc.), Delphi Automotive
                                              Systems, PBR International USA
                                              Ltd. and Metaldyne Corporation

Dated:  December 28, 2004



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


                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                                      )
                                            )        Case No.  04-67597
INTERMET CORPORATION et al.(1),             )        Chapter 11
                                            )        (Jointly Administered)
                                            )
                           Debtors.         )        Honorable Marci B. McIvor

------------------------------------------------------------------------
           ORDER PURSUANT TO 11 U.S.C. SECTION 365(A) AUTHORIZING THE
                        ASSUMPTION OF CERTAIN EXECUTORY
                            CUSTOMER SUPPLY CONTRACTS

         This cause having come before the Court on the Motion of Intermet Corporation, and its affiliated debtors (collectively, the "Debtors"), to Assume Certain Customer Supply Contracts (the "Motion"), the Court having jurisdiction over this matter; and it appearing that notice of the Motion has been provided to the Customers(2) and in accordance with the Limited Notice Procedures Order which the Court finds sufficient and that no other or further notice need be provided; and it further appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefore, it is

         IT IS HEREBY ORDERED THAT the Motion be, and hereby is, granted; and it is further

         ORDERED THAT the Debtors are authorized to assume the Amended Contracts with the Customers identified in Exhibit B to the Motion pursuant to Section 365(a) of the Bankruptcy

------------
         (1) The Debtors are Intermet Corporation, Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Intermet U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company, and Wagner Havana, Inc., as debtors and debtors-in-possession.

         (2) Capitalized terms not otherwise defined shall have the definition assigned to them in the Motion.

         Code and the Amended Contracts are hereby approved including the "uncommon terms" identified in paragraph 16 of the Motion; and it is further

         ORDERED THAT such authorization to assume the Amended Contracts is effective immediately.


Dated ___________________, 2004.          ______________________________________
                                          Marci B. McIvor
                                          UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT B
                                    CUSTOMERS



1.      DaimlerChrysler Corporation

2.      General Motors Corporation

3.      American Axle & Manufacturing

4.      Delphi Automotive Systems

5.      Ford Motor Company

6. American Honda Motor Co., Inc. (and its affiliates Honda Manufacturing of Alabama, LLC, Honda Canada and Honda Transmission Manufacturing, Inc.)

7.      Metaldyne Corporation

8.      Visteon Corporation

9.      PBR International USA Ltd.

10.     SMW Automotive Corporation (and its affiliate Automotive Corporation,
Inc.)